Exhibit 10.21

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

You have been awarded an option to purchase Common Shares of Activision Blizzard, Inc. (the “Company”), as follows:

• Your name: [	]

• Total number of Shares purchasable upon exercise of the Stock Option awarded: [	]

• Exercise Price: US$[ ] per Share

• Date of Grant: [	]

• Expiration Date: [	]

• Grant ID: [	]

•                  Your Award of the Stock Option is governed by the terms and conditions set forth in:

•                  this Notice of Stock Option Award;

•                  the Stock Option Award Terms attached hereto as Exhibit A;

•                  the Appendix attached hereto as Exhibit B, which may include special terms and conditions relating to your country of work and/or residence (the “Appendix”); and

•                  the Company’s 2014 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•                  Schedule for Vesting:  Except as otherwise provided pursuant to the Stock Option Award Terms attached hereto as Exhibit A, as supplemented, modified, or replaced by the special terms and conditions, if any, set forth under your country of work and/or residence in the Appendix attached hereto as Exhibit B (together, the “Award Terms”), the Stock Option awarded to you shall vest and become exercisable as follows, provided you remain continuously employed by the Company or one of its Subsidiaries through the applicable vesting date:

Date of Vesting	No. of Shares Vesting at Vesting Date
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

•                  Please sign and return to the Company this Notice of Stock Option Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.

•                  Please return the signed Notice of Stock Option Award to the Company at:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA  90405
Attn:  Stock Plan Administration

•                  The Stock Option is not intended to be an “incentive stock option,” as such term is defined in Section 422 of the Code.

•                  Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

•                  By accepting the Award, you are deemed to be bound by the terms and conditions set forth in the 2014 Incentive Plan, this Notice of Stock Option Award and the Award Terms.

You should retain the enclosed duplicate copy of this Notice of Stock Option Award for your records.

ACTIVISION BLIZZARD, INC.

Brian Stolz
Chief People Officer

Date:

ACCEPTED AND AGREED:

[Name of Holder]

Date:

EXHIBIT A

ACTIVISION BLIZZARD, INC.
2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

1.                                      Definitions.

(a)                                 For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Award” means the award described on the Grant Notice.

“Cause” (i) shall have the meaning given to such term in any employment agreement, service contract or offer letter between the Holder and any entity in the Company Group in effect at the time of the determination or (ii) if the Holder is not then party to any agreement or offer letter with any entity in the Company Group or any such agreement or offer letter does not contain a definition of “cause,” shall mean a good faith determination by the Company that the Holder (A) engaged in misconduct or gross negligence in the performance of his or her duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his or her employment; (B) engaged in fraud, dishonesty, or any other conduct that causes, or has the potential to cause, harm to any entity in the Company Group, including its business reputation or financial condition; (C) violated any lawful directives or policies of the Company Group or any applicable laws, rules or regulations; (D) materially breached his or her employment agreement, service contract, proprietary information agreement or confidentiality agreement with any entity in the Company Group; (E) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude; or (F) breached his or her fiduciary duties to the Company Group.

“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 9 hereof.

“Company” means Activision Blizzard, Inc. and any successor thereto.

“Company Group” means the Company and its Subsidiaries.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the Date of Grant of the Award set forth on the Grant Notice.

“Disability” shall mean (i) the Holder is receiving benefits under any long-term disability plan of the Company Group then in effect or (ii) if the Holder is an employee who works and/or resides in the U.S. and is then party to an agreement or offer letter with any entity in the Company Group which contains a definition of “disability” or otherwise provides a method for determining whether the Holder is disabled, shall have the meaning given to such

Global Option Grant Award Agreement

term in, or otherwise be determined in accordance with, such employment agreement or offer letter.

“Employer” means the Subsidiary of the Company which employs the Holder.

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“Exercise Price” means the Exercise Price set forth on the Grant Notice.

“Exercise Rules and Regulations” means (i) (A) for employees who work and/or reside in the U.S., the Securities Act or any comparable U.S. federal securities law and all applicable state securities laws, and (B) for employees who work and/or reside outside the U.S., any laws applicable to the Holder which subject him or her to insider trading restrictions and/or market abuse laws or otherwise affect his or her ability to accept, acquire, sell, attempt to sell or otherwise dispose of Common Shares, rights to Common Shares (e.g., Stock Options) or rights linked to the value of Common Shares during such times as he or she is considered to have “inside information” regarding the Company, (ii) the requirements of any securities exchange, securities association, market system or quotation system on which Common Shares are then traded or quoted, (iii) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (iv) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.

“Expiration Date” means the Expiration Date set forth on the Grant Notice.

“Grant Notice” means the Notice of Stock Option Award to which the Award Terms are attached.

“Holder” means the recipient of the Award named on the Grant Notice.

“Option” means the Stock Option to purchase Common Shares awarded to the Holder on the terms and conditions described in the Grant Notice and these Award Terms.

“Plan” means the Activision Blizzard, Inc. 2014 Incentive Plan, as amended from time to time.

“Section 409A” means Section 409A of the Code and the guidance and regulations promulgated thereunder.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means the Common Shares purchasable upon exercise of the Stock Option.

“U.S.” means the United States of America.

“Withholding Taxes” means any taxes, including, but not limited to, income tax, social insurance (e.g., U.S. social security and Medicare), payroll tax, state and local income taxes, fringe benefits tax, and payment on account, required or permitted under any applicable law to be withheld from amounts otherwise payable to the Holder.

(b)                                 Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.                                      Expiration.  The Stock Option shall expire on the Expiration Date and, after such expiration, shall no longer be exercisable.

3.                                      Vesting and Exercise.

(a)                                 Vesting Schedule.  Except as otherwise set forth in these Award Terms, the Stock Option shall vest, and thereupon become exercisable, in accordance with the “Schedule for Vesting” set forth on the Grant Notice.

(b)                                 Exercisable Only by the Holder.  Except as otherwise permitted under the Plan or Section 11 hereof, the Stock Option may be exercised during the Holder’s lifetime only by the Holder or, in the event of the Holder’s legal incapacity to do so, by the Holder’s guardian or legal representative acting on behalf of the Holder in a fiduciary capacity under court supervision and/or applicable law.

(c)                                  Procedure for Exercise.  The Stock Option may be exercised by the Holder as to all or any of the Shares as to which the Stock Option has vested (i) by following the procedures for exercise established by the Equity Account Administrator and posted on the Equity Account Administrator’s website from time to time or (ii) with the Company’s consent, by giving the Company written notice of exercise, in such form as may be prescribed by the Company from time to time, specifying the number of Shares to be purchased.

(d)                                 Payment of Exercise Price.  To be valid, any exercise of the Stock Option must be accompanied by full payment of the aggregate Exercise Price of the Shares being purchased.  The Company shall determine the method or methods the Holder may use to make such payment, which may include any of the following: (i) by bank check or certified check or wire transfer of immediately available funds, (ii) if securities of the Company of the same class as the Shares are then traded or quoted on a national securities exchange, the Nasdaq Stock Market, Inc. or a national quotation system sponsored by the National Association of Securities Dealers, Inc., through the delivery of irrevocable written instructions, in a form acceptable to the Company, to the Equity Account Administrator (or, with the Company’s consent, such other brokerage firm as may be requested by the person exercising the Stock Option) to sell some or all of the Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate Exercise Price of the Shares being purchased, (iii) through the withholding of Shares otherwise deliverable upon exercise, (iv) for U.S. taxpayers only, by tendering previously owned shares (valued at their Market Value per Share as of the date of tender), or (v) any combination of (i), (ii), (iii) or (for U.S. employees only) (iv) above or any other manner permitted pursuant to the Plan.

(e)                                  No Fractional Shares.  In no event may the Stock Option be exercised for a fraction of a Share.

(f)                                   No Adjustment for Dividends or Other Rights.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date as of which the issuance or transfer of Shares to the person entitled thereto has been evidenced on the books and records of the Company pursuant to clause (ii) of Section 3(g) hereof following exercise of the Stock Option.

(g)                                  Issuance and Delivery of Shares.  As soon as practicable (and, in any event, within 30 days) after the valid exercise of the Stock Option, the Company shall (i) effect the issuance or transfer of the Shares purchased upon such exercise, (ii) cause the issuance or transfer of such Shares to be evidenced on the books and records of the Company, and (iii) cause such Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person); provided, however, that, in the event such Shares are subject to a legend as set forth in Section 14 hereof, the Company shall instead cause a certificate evidencing such Shares and bearing such legend to be delivered to the person entitled thereto.

(h)                                 Partial Exercise.  If the Stock Option shall have been exercised with respect to less than all of the Shares purchasable upon exercise of the Stock Option, the Company shall make a notation in its books and records to reflect the partial exercise of the Stock Option and the number of Shares that thereafter remain available for purchase upon exercise of the Stock Option.

4.                                      Termination of Employment.

(a)                                 Cause.  Unless the Committee determines otherwise, in the event that (a) the Holder’s employment is terminated by any entity in the Company Group for Cause or (b) if the Holder terminates his or her employment with the Company Group in breach of an employment agreement with any entity in the Company Group, as of the date of such termination of employment the Stock Option shall (i) cease to vest, if not then fully vested, (ii) no longer be exercisable, whether or not vested, and (iii) be immediately cancelled.

(b)                                 Death or Disability. Unless the Committee determines otherwise, in the event that the Holder dies while employed by any entity in the Company Group or the Holder’s employment with any entity in the Company Group is terminated due to the Holder’s Disability, the Stock Option shall (i) cease to vest as of the date of the Holder’s death or the first date of the Holder’s Disability (as determined by the Committee), as the case may be, and (ii) to the extent vested as of the date of the Holder’s death or the first date of the Holder’s Disability, as the case may be, remain exercisable in accordance with these Award Terms until the earlier of (A) the first anniversary of the date of the Holder’s death or termination of employment, as the case may be, and (B) the Expiration Date, after which the Stock Option shall no longer be exercisable and shall be immediately cancelled.  To the extent not vested as of the date of the Holder’s death or the first date of the Holder’s Disability, as the case may be, the Stock Option shall be immediately cancelled and shall no longer be exercisable.

(c)                                  Other.  Unless the Committee determines otherwise, in the event that the Holder’s employment is terminated for any reason not addressed by Section 4(a) or 4(b) hereof, the Stock Option shall (i) cease to vest as of the date of such termination of employment and (ii) to the extent vested as of the date of such termination of employment, be exercisable in accordance with these Award Terms until the earlier of (A) (i) in the case of a termination by the Holder, the 30th day after the date of such termination of employment or (ii) in the case of a termination by the Company Group, the 90th day after the date of such termination of employment (or, in either case, if the Holder is prohibited from exercising the Stock Option during some or all of the 30-day or 90-day period, as the case may be, following such termination date because such exercise would not be in compliance with the Exercise Rules and Regulations, whatever later date may be determined in accordance with a Committee-approved policy) and (B) the Expiration Date, after which the Stock Option shall no longer be exercisable and shall be immediately cancelled.  To the extent not vested as of the date of such termination of service, the Stock Option shall be immediately cancelled and shall no longer be exercisable.

5.                                      Tax Withholding.

(a)                                 Regardless of any action the Company or the Employer takes with respect to any Withholding Taxes related to the Holder’s participation in the Plan and legally applicable to the Holder, the Holder acknowledges that the ultimate liability for all Withholding Taxes is and remains the Holder’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer.  The Holder further acknowledges that the Company and/or the Employer (A) make no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the Stock Option, including, without limitation, the grant, vesting or exercise of the Stock Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Stock Option to reduce or eliminate the Holder’s liability for Withholding Taxes or achieve any particular tax result.  Further, if the Holder is subject to tax in more than one jurisdiction, the Holder acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Withholding Taxes in more than one jurisdiction.  The Company shall have no obligation to deliver any Shares upon exercise of the Stock Option unless and until all Withholding Taxes contemplated by this Section 5 have been satisfied.

(b)                                 The Company shall determine the method or methods the Holder may use to satisfy any Withholding Taxes resulting from the exercise (in whole or in part) of the Stock Option, the issuance or transfer of any Shares upon exercise of the Stock Option or otherwise in connection with the Award at the time such Withholding Taxes become due, which may include any of the following: (i) by delivery to the Company of a bank check or certified check or wire transfer of immediately available funds; (ii) if securities of the Company of the same class as the Shares are then traded or quoted on a national securities exchange, the Nasdaq Stock Market, Inc. or a national quotation system sponsored by the National Association of Securities Dealers, Inc., through the delivery of irrevocable written instructions, in a form acceptable to the Company, to the Equity Account Administrator (or, with the Company’s consent, such other brokerage firm as may be requested by the person exercising the Stock Option) to sell some or all of the Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate amount of such Withholding Taxes; (iii) through the withholding of Shares otherwise deliverable upon exercise; or (iv) by any combination of (i), (ii) or (iii) above.  Further, any entity in the Company Group shall have the right to require the Holder to satisfy any Withholding Taxes contemplated by this Section 5 by any of the aforementioned methods or by withholding from the Holder’s wages or other cash compensation.

(c)                                  The Company Group may withhold or account for Withholding Taxes contemplated by this Section 5 by reference to applicable withholding rates, including minimum or maximum applicable statutory rates in the Holder’s jurisdiction(s) of employment and/or residency,, and if the Company Group withholds more than the amount necessary to satisfy the liability, the Holder may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent Shares.  If the obligation for Withholding Taxes is satisfied by withholding in Shares, for tax purposes the Holder will be deemed to have been issued the full number of Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Withholding Taxes.  No fractional Shares will be withheld or issued pursuant to the exercise of the Stock Option and the issuance of Withholding Taxes thereunder.

6.                                      Deemed Agreement.  By accepting the Award, the Holder is deemed to be bound by the terms and conditions set forth in the Plan, the Grant Notice and these Award Terms.

7.                                      Reservation of Shares.  The Company shall at all times reserve for issuance or delivery upon exercise of the Stock Option such number of Common Shares as shall be required for issuance or delivery upon exercise thereof.

8.                                      Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  Subject to the terms of the Plan, the Committee may amend the terms of the Award prospectively or retroactively; however, no such amendment may materially and adversely affect the rights of the Holder taken as a whole without the Holder’s consent.  Without intending to limit the generality or effect of the foregoing, the Committee may amend the terms of the Award (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 9 hereof) affecting any entity in the Company Group or any of the Company’s other affiliates or the financial statements of any entity in the Company Group or any of the Company’s other affiliates, (ii) in response to changes in applicable laws, regulations or accounting principles and interpretations thereof, or (iii) to prevent the Award from becoming subject to Section 409A.

9.                                      Adjustments.  Notwithstanding anything to the contrary contained herein, pursuant to Section 12 of the Plan, the Committee will make or provide for such adjustments to the Award as are equitably required to prevent dilution or enlargement of the rights of the Holder that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Award.

10.                               Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Stock Option may not be exercised, and the Stock Option and Shares purchasable upon exercise of the Stock Option may not be purchased, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with all Exercise Rules and Regulations.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of the Stock Option or Shares with the U.S. Securities and Exchange Commission, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  The Holder shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act, relating to the Stock Option or Shares, to issue or transfer the Stock Option or Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or resale of the Stock Option or Shares under the Securities Act or any comparable federal securities law or applicable state securities law.

11.                               Transferability.  Subject to the terms of the Plan, and only with the Company’s consent, the Holder may transfer all or part of the Stock Option for estate planning purposes or pursuant to a domestic relations order (or a comparable order under applicable local law); provided, however, that any transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice and these Award Terms and shall execute an agreement in form and substance satisfactory to the Company in connection with such transfer; and provided further that the Holder will remain bound by the terms and conditions of the Plan, the Grant Notice and these Award Terms.  Except as otherwise permitted under the Plan or this Section 11, the Stock Option shall not be transferable by the Holder other than by will or the laws of descent and distribution.

12.                               Compliance with Applicable Laws and Regulations and Company Policies and Procedures.

(a)                                 The Holder is responsible for complying with (i) any federal, state, and local tax, social insurance, national insurance contributions, payroll tax, payment on account or other tax liabilities applicable to the Holder in connection with the Award and (ii) all Exercise Rules and Regulations.

(b)                                 The Award is subject to the terms and conditions of any policy requiring or permitting the Company to recover any gains realized by the Holder in connection with the Award, including, without limitation, the Policy on Recoupment of Performance-Based Compensation Related to Certain Financial Restatements.

(c)                                  [The Award is subject to the terms and conditions of the Executive Stock Ownership Guidelines and the limitations contained therein on the ability of the Holder to transfer any Common Shares.](1)

(1)  Include in agreements memorializing awards to executive officers to which the Executive Stock Ownership Guidelines apply.

13.                               Section 409A.  As the Exercise Price is equal to the fair market value of a Share on the Date of Grant, payments contemplated with respect to the Award are intended to be exempt from Section 409A, and all provisions of the Plan, the Grant Notice and these Award Terms shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.  Notwithstanding the foregoing, (a) nothing in the Plan, the Grant Notice and these Award Terms shall guarantee that the Award is not subject to taxes or penalties under Section 409A and (b) if any provision of the Plan, the Grant Notice or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on the Holder or any other person of taxes, interest or penalties under Section 409A, the Committee may, in its sole discretion, modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of the Holder, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such taxes, interest or penalties; provided, however, that this Section 13 does not create an obligation on the part of the Committee or the Company to make any such modification, and in no event shall the Company be liable for the payment of or gross up in connection with any taxes, interest or penalties owed by the Holder pursuant to Section 409A.

14.                               Legend.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any certificate evidencing Shares to bear a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘ACT’), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

15.                               No Right to Employment.  Nothing contained in the Grant Notice or these Award Terms shall create a right to employment with the Employer or any other entity in the Company Group and shall not interfere with the ability of the Employer to retire, request the resignation of or terminate the Holder’s employment or service relationship at any time.

16.                               No Rights as Stockholder.  No holder of the Stock Option shall, by virtue of the Grant Notice or these Award Terms, be entitled to any right of a stockholder of the Company, either at law or in equity, and the rights of any such holder are limited to those expressed, and are not enforceable against the Company except to the extent set forth, in the Plan, the Grant Notice or these Award Terms.

17.                               Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

18.                               Venue and Governing Law.

(a)                                 For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the grant of the Stock Option or these Award Terms, the parties submit and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Los Angeles County, California, or the federal courts of the United States for the Central District of California and no other courts, regardless of where the grant of the Stock Option is made and/or to be performed.

(b)                                 To the extent that U.S. federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws thereof.

19.                               Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Holder and, to the extent applicable, the Holder’s permitted assigns under Section 3(b) hereof and the Holder’s estate or beneficiaries as determined by will or the laws of descent and distribution.

20.                               Delivery of Notices and Other Documents.

(a)                                 Any notice or other document which the Holder may be required or permitted to deliver to the Company pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, U.S.A., Attn: Stock Plan Administration, or such other address as the Company by notice to the Holder may designate in writing from time to time.  Notices shall be effective upon delivery.

(b)                                 Any notice or other document which the Company may be required or permitted to deliver to the Holder pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed to the Holder at the address shown on any employment agreement, service contract or offer letter between the Holder and any entity in the Company Group in effect at the time, or such other address as the Holder by notice to the Company may designate in writing from time to time.  The Company may also, in its sole discretion, deliver any such document to the Holder electronically via an e-mail to the Holder at his or her Company-provided email address or through a notice delivered to such e-mail address that such document is available on a website established and maintained on behalf of the Company or a third party designated by the Company, including, without limitation, the Equity Account Administrator.  Notices shall be effective upon delivery.

21.                               Conflict with Plan.  In the event of any conflict between the terms the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.

22.                               Appendix.  Notwithstanding anything to the contrary contained herein, the Stock Option shall be subject to any special terms and conditions set forth in the Appendix for the Holder’s country of work and/or residence, which constitute a part of these Award Terms.  Moreover, if the Holder relocates his or her work and/or residence to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Holder, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable local law or facilitate the administration of the Plan.

23.                               Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Holder’s participation in the Plan, on the Stock Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable local law or facilitate the administration of the Plan, and to require the Holder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.                               Waiver.  The Holder acknowledges that a waiver by the Company of a breach of any provision of these Award Terms shall not operate or be construed as a waiver of any other provision of these Award Terms, or of any subsequent breach by the Holder or any other holder of an equity award from the Company.

EXHIBIT B

APPENDIX

TO

ACTIVISION BLIZZARD, INC.
2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

ADDITIONAL TERMS AND CONDITIONS BY COUNTRY

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan or the Award Terms, as the case may be.

TERMS AND CONDITIONS

This Appendix includes special terms and conditions applicable to Holders who work and/or reside in the countries covered by the Appendix.  These terms and conditions are in addition to or, if so indicated, in place of, the terms and conditions set forth in the Award Terms.

If the Holder is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transferred or transfers employment and/or residency after the Stock Option was granted or is considered a resident of another country for local law purposes (i.e., the Holder is a “mobile employee”), the Company shall have the sole discretion to determine to what extent the special terms and conditions shall apply to the Holder.

NOTIFICATIONS

This Appendix also includes notifications relating to exchange control and other issues of which the Holder should be aware with respect to his or her participation in the Plan.  The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix refers as of October 2018.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Holder not rely on the notifications herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time Shares are purchased upon exercise of the Stock Option or Shares purchased under the Plan are sold.

In addition, the notifications are general in nature and may not apply to the particular situation of the Holder, and the Company is not in a position to assure the Holder of any particular result.  Accordingly, each Holder should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.  Finally, if the Holder is a mobile employee, the information contained herein may not be applicable to the Holder in the same manner.

GENERAL PROVISIONS APPLICABLE TO ALL HOLDERS WHO WORK AND/OR RESIDE OUTSIDE THE U.S.

Nature of Grant.  By accepting the Stock Option, the Holder acknowledges, understands, and agrees that:

(1)         the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and/or these Award Terms;

(2)         the grant of the Stock Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of rights to purchase Common Shares, or benefits in lieu of grants of rights to purchase Common Shares, even if grants of rights to purchase Common Shares have been granted in the past;

(3)         all decisions with respect to future grants of rights to purchase Common Shares, if any, will be at the sole discretion of the Company;

(4)         the Holder’s participation in the Plan is voluntary;

(5)         the grant of the Stock Option and any Shares acquired under the Plan and the income in respect of and the value of the same are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the employment agreement or service contract between the Holder and the Company, the Employer or any other entity in the Company Group, if any;

(6)         the Stock Option and any Shares acquired under the Plan and the income in respect of and the value of the same are not intended to replace any pension rights or compensation;

(7)         the Stock Option and any Shares acquired under the Plan, and the income in respect of and the value of the same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, the calculation of any severance, resignation, termination, redundancy, dismissal, end of service payment, bonus, long-service award, leave-related payment, holiday pay, pension or retirement or welfare benefit or similar payments;

(8)         the Stock Option grant and the Holder’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company and, furthermore, the Stock Option grant will not be interpreted to form an employment agreement or service contract or relationship with any other company in the Company Group;

(9)               the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(10)        if the underlying Shares do not increase in value, the Stock Option will have no value;

(11)        if the Holder exercises the Stock Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(12)        unless otherwise agreed with the Company, the Stock Option and the Shares subject to the Stock Option, and the income and value of same, are not granted as consideration for, or in connection with, the service the Holder may provide as a director of any entity of Company Group;

(13)        no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Option resulting from termination of the Holder’s continuous service with the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction in which the Holder is employed or the terms of the employment agreement or service contract between the Holder and the Company, the Employer or any other entity in the Company Group, if any);

(14)        unless the Committee determines otherwise, in the event of the termination of the Holder’s continuous service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction in which the Holder is employed or the terms of the employment agreement or service contract between the Holder and the Company, the Employer or any other entity in the Company Group, if any), the Holder’s right to receive or vest in the Stock Option under the Plan, if any, will terminate effective as of the date that the Holder is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of the termination of the Holder’s continuous service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction in which the Holder is employed or the terms of the Holder’s employment agreement or service contract, if any), the Holder’s right to exercise the Stock Option after termination of the Holder’s continuous service, if any, will be measured by the date of termination of the Holder’s active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Holder is no longer actively employed for purposes of the Holder’s Stock Option grant (including whether the Holder may still be considered actively employed while on a leave of absence);

(15)        the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Holder’s participation in the Plan, or the Holder’s acquisition or sale of the underlying Shares;

(16)        the Holder should consult with the Holder’s own personal tax, legal and financial advisors regarding the Holder’s participation in the Plan before taking any action related to the Plan;

(17)        unless otherwise provided in the Plan or by the Company in its discretion, the Stock Option and the benefits evidenced by these Award Terms do not create any entitlement to have the Stock Option or any such benefits transferred to, or assumed by, another company, nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(18)        neither the Company, the Employer nor any other entity in the Company Group shall be liable for any foreign exchange rate fluctuation between the Holder’s local currency and the United States Dollar that may affect the value of the Stock Option or of any amounts due to the Holder pursuant to the exercise of the Stock Option or the subsequent sale of any Shares acquired upon exercise.

Foreign Asset/Account Reporting Requirements.  The Holder acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Holder’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside the Holder’s country of work and/or residence.  The Holder may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country.  The Holder also may be required to repatriate sale proceeds or other funds received as a result of the Holder’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt.  The Holder acknowledges that it is his or her responsibility to be compliant with such regulations, and the Holder is advised to consult his or her personal legal advisor for any details.

Language.  The Holder acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, to understand the terms and conditions of these Award Terms.  Furthermore, if the Grant Notice, these Award Terms or any other document related to the Plan has been translated into a language other than English and the meaning of the translated version is different than the English version then, by accepting the Award, the Holder acknowledges that the English version will control.

DATA PRIVACY INFORMATION AND CONSENT

The following provision applies to Holders who work and/or reside outside the European Union/European Economic Area.

Data Collection and Usage.  The Holder hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Holder’s personal data as described in the Grant Notice and these Award Terms by and among, as applicable, the Employer or any other entity in the Company Group for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan.

Data Processing.  The Holder understands that the Company and the Employer may hold certain personal information about the Holder, including, without limitation, the Holder’s name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any directorships held in any entity in the Company Group, any Shares owned, details of all options or any other entitlement to Shares or equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Holder’s favor (the “Data”), for the purpose of implementing, administering and managing the Plan.

Stock Plan Administration, Data Transfer, Retention and Data Subject Rights.  The Holder understands that the Data will be transferred to the Equity Account Administrator, which is assisting the Company with the implementation, administration and management of the Plan.  The Holder understands that the recipients of the Data may be located in the Holder’s country of work and/or residence, or elsewhere, and that any recipient’s country may have different data privacy laws and protections than the Holder’s country of work and/or residence.  The Holder understands that the Holder may request a list with the names and addresses of any potential recipients of the Data by contacting the Holder’s local human resources representative.  The Holder authorizes the Company, the Equity Account Administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Holder’s participation in the Plan.  The Holder understands that Data will be held only as long as is necessary to implement, administer and manage the Holder’s participation in the Plan.  The Holder understands that the Holder may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Holder’s local human resources representative.  Further, the Holder understands that he or she is providing the consents herein on a purely voluntary basis.  If the Holder does not consent, or if the Holder later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Holder’s consent is that the Company would not be able to grant the Holder Stock Options or other equity awards or administer or maintain such awards.  Therefore, the Holder understands that refusal or withdrawal of consent may affect the Holder’s ability to participate in the Plan.  For more information on the consequences of the Holder’s refusal to consent or withdrawal of consent, the Holder understands that the Holder may contact the Holder’s local human resources representative.

The following provision applies to Holders who work and/or reside in the European Union/European Economic Area.

Data Collection and Usage.  Pursuant to applicable data protection laws, the Holder is hereby notified that the Company collects, processes, uses and transfers certain personally-identifiable information about the Holder for the exclusive legitimate purpose of granting Stock Options and implementing, administering and managing the Holder’s participation in the Plan.  Specifics of the data processing are described below.

Controller.  The Company is the controller responsible for the processing of the Holder’s personal data in connection with the Plan.

Personal Data Subject to Processing.  The Company collects, processes and uses the following types of personal data about the Holder: name, home address and telephone number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in any entity in the Company Group, details of all Stock Options or any other entitlement to Shares awarded, canceled, settled, vested, unvested or outstanding in the Holder’s favor, which the Company receives from the Holder or the Employer (“Personal Data”).

Purposes and Legal Bases of Processing.  The Company processes the Personal Data for the purpose of performing its contractual obligations under the Award Terms, granting Stock Options, implementing, administering and managing the Holder’s participation in the Plan and facilitating compliance with applicable tax and securities law.  The legal basis for the processing of the Personal Data by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under the Award Terms and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.

Stock Plan Administration Service Providers.  The Company transfers Personal Data to the Equity Account Administrator, an independent stock plan administrator with operations, relevant to the Company, in the United States, which assists the Company with the implementation, administration and management of the Plan.  In the future, the Company may select a different service provider and may share Personal Data with such service providers.  The Holder will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Holder’s ability to participate in the Plan.  The Holder’s Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Holder’s participation in the Plan.  The Holder understands that the Holder may request a list with the names and addresses of any potential recipients of Personal Data by contacting the Holder’s local human resources representative.

International Data Transfers.  The Company and its service providers, including, without limitation, the Equity Account Administrator, operate, relevant to the Company, in the United States, which means that it will be necessary for Personal Data to be transferred to, and processed in, the United States.  The Holder understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission and that the Holder’s Personal Data may not have an equivalent level of protection as compared to the Holder’s country of work and/or residence.  To provide appropriate safeguards for the protection of the Holder’s Personal Data, the Personal Data is transferred to the Company based on data transfer and processing agreements implementing the EU Standard Contractual Clauses.  The Holder may request a copy of the safeguards used to protect his or her Personal Data by contacting the Company at: employeeprivacy@activision.com.

Data Retention.  The Company will use the Personal Data only as long as necessary to implement, administer and manage the Holder’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws.  When the

Company no longer needs the Personal Data, the Company will remove it from its systems.  If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.

Data Subject Rights.  To the extent provided by law, the Holder has the right to (i) inquire whether and what kind of Personal Data the Company holds about the Holder and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of Personal Data in certain situations where the Holder feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, (vi) request portability of Personal Data that the Holder has actively or passively provided to the Company, where the processing of such Personal Data is based on consent or a contractual agreement with the Holder and is carried out by automated means, or (vii) lodge a complaint with the competent local data protection authority.  To receive additional information regarding the Holder’s rights, raise any other questions regarding the practices described in the Award Terms or to exercise his or her rights, the Holder should contact the Company at: employeeprivacy@activision.com.

Contractual Requirement.  The Holder’s provision of Personal Data and its processing as described above is a contractual requirement and a condition to the Holder’s ability to participate in the Plan.  The Holder understands that, as a consequence of the Holder’s refusing to provide Personal Data, the Company may not be able to allow the Holder to participate in the Plan, grant Stock Options to the Holder or administer or maintain such Stock Options.  However, the Holder’s participation in the Plan and his or her acceptance of the Award Terms are purely voluntary.  While the Holder will not receive Stock Options if he or she decides against participating in the Plan or providing Personal Data as described above, the Holder’s career and salary will not be affected in any way.  For more information on the consequences of the refusal to provide Personal Data, the Holder may contact the Company at: employeeprivacy@activision.com.

APPENDIX FOR ARGENTINA

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

NOTIFICATIONS

Securities Law Notification.  The Stock Option and any Shares acquired upon exercise are offered as a private transaction.  This offering is not subject to supervision by any Argentine governmental authority.

Exchange Control Notification.  Depending upon the method of exercise chosen for the Stock Option, the Holder may be subject to restrictions with respect to the purchase and/or transfer of U.S. dollars pursuant to Argentine currency exchange regulations. The Company reserves the right to restrict the methods of exercise if required under Argentine laws.

The Holder is solely responsible for complying with the exchange control rules that may apply in connection with the Holder’s participation in the Plan and/or transfer of proceeds into Argentina.  Prior to transferring proceeds into Argentina, the Holder should consult his or her local bank and/or exchange control advisor to confirm the exchange control rules and required documentation.

Foreign Asset/Account Reporting Notification. The Holder must report holdings of any equity interest in a foreign company (e.g., Shares acquired under the Plan) on his or her annual tax return each year.

APPENDIX FOR AUSTRALIA

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

NOTIFICATIONS

Securities Law Notification.  If the Holder exercises the Stock Option and subsequently offers the Shares purchased upon exercise for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law and the Holder should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

Exchange Control Notification.  Exchange control reporting is required for cash transactions exceeding A$10,000 and all international fund transfers.  The Australian bank assisting with the transaction will file the report for the Holder.  If there is no Australian bank involved in the transfer, the Holder will be required to file the report him/herself.

Tax Information.  The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions therein).

APPENDIX FOR BRAZIL

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Compliance with Law.  By accepting the Stock Option, the Holder acknowledges that he or she agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the Holder’s participation in the Plan, including the exercise of the Stock Option, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Nature of Company Stock Option Grants.  By accepting the Stock Option, the Holder agrees that (1) he or she is making an investment decision, (2) the Shares will be issued to the Holder only if the vesting conditions are met and any necessary services are rendered by the Holder over the vesting period and (3) the value of the underlying Shares is not fixed and may increase or decrease in value over time without compensation to the Holder.

NOTIFICATIONS

Exchange Control Notification.  If the Holder is resident or domiciled in Brazil, he or she will be required to submit a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000.  Assets and rights that must be reported include any Shares acquired under the Plan.

Tax on Financial Transaction (IOF).  Payments to foreign countries (including the payment of the Exercise Price) and repatriation of funds into Brazil and the conversion between BRL and US$ associated with such fund transfers may be subject to the Tax on Financial Transactions.  It is the Holder’s responsibility to comply with any applicable Tax on Financial Transactions arising from the Holder’s participation in the Plan.  The Holder should consult with his or her personal tax advisor for additional details.

APPENDIX FOR CANADA

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Form of Payment.  The Holder is prohibited from surrendering Shares that he or she already owns or attesting to the ownership of Shares to pay the Exercise Price or any Withholding Taxes in connection with the Stock Option.

Termination of Employment.  Notwithstanding anything to the contrary in Section 4(c) of the Award Terms, unless the Committee determines otherwise, in the event of the termination of the Holder’s continuous service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction in which the Holder is employed or the terms of the Holder’s employment agreement or service contract, if any), vesting will terminate and the period remaining to exercise the Stock Option will be measured effective as of the date that is the earliest of: (1) the date the Holder’s employment or service with the Company Group is terminated, (2) the date the Holder receives notice of termination of employment or service from the Employer or any other entity in the Company Group, and (3) the date the Holder is no longer actively employed or rendering services to the Company Group, regardless of any notice period or period of pay in lieu of such notice required under local law(including, but not limited to, statutory law, regulatory law and/or common law); the Committee shall have the exclusive discretion to determine when the Holder is no longer actively employed for purposes of the Stock Option (including whether the Holder may still be considered actively employed while on a leave of absence).

The following provisions will apply to Holders who are residents of Quebec:

Language Acknowledgement.  The parties acknowledge that it is their express wish that the Award Terms, including this Appendix, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée: Les parties reconnaissent avoir exigé la rédaction en anglais de cette annexe, la convention afférente, ainsi que de tous documents, avis donnés et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement aux présentes.

Data Privacy Notice and Consent.  This provision supplements the “Data Privacy Information and Consent for Holders outside the European Union/European Economic Area” Section of the Appendix:

The Holder hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  The Holder further authorizes the Company Group,

Equity Account Administrator and any other broker(s) designated by the Company to disclose and discuss the Plan with their respective advisors.  The Holder further authorizes the Company Group to record such information and to keep such information in the Holder’s employee file.

NOTIFICATIONS

Securities Law Notification.  The Holder is permitted to sell Shares acquired under the Plan through the Equity Account Administrator, provided that the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.  The Shares are currently listed on the Nasdaq.

Foreign Asset/Account Reporting Notification.  Foreign specified property (including Shares) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign specified property exceeds C$100,000 at any time during the year.  Foreign specified property includes Shares acquired under the Plan and may include the Stock Option.  The Stock Option must be reported—generally at a nil cost—if the C$100,000 cost threshold is exceeded because of other foreign specified property the Holder holds.  If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB would normally equal the fair market value of the Shares at exercise, but if the Holder owns other shares of the Company’s common stock, this ACB may have to be averaged with the ACB of those other shares.  If due, the form must be filed by April 30th of the following year.  The Holder should speak with a personal tax advisor to determine the scope of foreign property that must be considered for purposes of this requirement.

APPENDIX FOR CHINA

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

NOTIFICATIONS

Exchange Control Notification.  The Holder understands, acknowledges and agrees that certain exchange control restrictions may apply to the Holder’s participation in the Plan, including to the remittance of funds out of China to pay the Exercise Price and the remittance into China of any sale proceeds or dividends paid on Shares acquired under the Plan.  The Holder understands that it is his or her sole responsibility to comply with applicable exchange control restrictions in China.

APPENDIX FOR DENMARK

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Nature of Grant.  This provision supplements the “Nature of Grant” Section of the Appendix:

By participating in the Plan, the Holder acknowledges that he or she understands and agrees that the grant of the Option relates to future services to be performed and is not a bonus or compensation for past services.

NOTIFICATIONS

Exchange Control Notification.  The establishment of an account holding Shares or an account holding cash outside Denmark must be reported to the Danish Tax Administration.  The form which should be used in this respect may be obtained from a local bank.  (Please note that these obligations are separate from and in addition to the securities/tax reporting obligations described below.)

Securities/Foreign Asset/Account Reporting Notification.  The Holder must complete a “Form V” form in connection with the deposit of any securities (including Shares acquired under the Plan) into a bank or brokerage account outside of Denmark.  The form is available at the website of the Danish Tax Authorities.  In connection with filing the Form V with the Danish Tax Authorities, the broker or bank where the securities are deposited (the “depositary”) may sign a statement according to which the depositary undertakes an obligation, without further request each year, to forward information concerning the Shares on an annual basis to the Danish Tax Authorities.  However, if the depositary will not agree to sign such a statement, the Holder is personally responsible for submitting the required information as an attachment to his or her annual tax return.

It is only necessary to submit a Form V form the first time securities are deposited with a specific depositary outside of Denmark.  However, if the securities are transferred to a different depositary or if the Holder begins using a new depositary, a new Form V is required.

Generally, the Form V must be submitted by the depositary no later than February 1 of the year following the calendar year to which the information relates.  However, if the Holder is responsible for submitting this information, the Holder must submit the required information as an attachment to his or her annual tax return, whenever that is due.

In addition, if the Holder holds Shares or cash in an account outside Denmark, he or she is also required to report the existence of such an account to the Danish Tax by completing a “Form K” form and submitting it to the Danish Tax Authorities following the opening of the account.  The form is available at the website of the Danish Tax Authorities.  A separate form must be submitted for each account held outside of Denmark that holds Shares or cash which are taxable in Denmark.  The Form K requirement is in addition to the Form V requirement discussed above.  The Holder should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

If the Holder uses the full cashless method of exercise, whereby upon exercise of the Stock Option, the Holder immediately sells all of the Shares being purchased upon such exercise through a brokerage firm acceptable to the Company and the proceeds of such sale, less an amount in cash equal to the Exercise Price for the Shares being so purchased, any Withholding Taxes and any brokers’ fees or commissions, are remitted to the Holder, the Holder will not be required to file a Form V because he or she will not hold any Shares from such exercise thereafter.  However, if the Holder opens a deposit account with a foreign broker or bank to hold the remaining cash proceeds of such sale, he or she will be required to file a Form K, as described above.  These obligations are separate from and in addition to the obligations described above.

APPENDIX FOR FINLAND

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

There are no country-specific provisions.

APPENDIX FOR FRANCE

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Language Consent.  By accepting the Award, the Holder confirms that he or she has read and understood the documents relating to the Stock Option (the Grant Notice, the Plan, and the Award Terms, including this Appendix) which were provided in the English language.  The Holder accepts the terms of these documents accordingly.

Consentement relatif à la langue utilisée: En acceptant l’Attribution, le Titulaire confirme qu’il ou qu’elle a lu et compris les documents afférents à l’Option (la Notification d’Attribution, le Plan et les Termes de l’Attribution, ainsi que la présente Annexe) qui sont produits en langue anglaise. Le Titulaire accepte les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Foreign Asset/Account Reporting Notification.  If the Holder retains Shares acquired under the Plan outside of France or maintains a foreign bank account, the Holder is required to report such to the French tax authorities when filing his or her annual tax return.  Further, French residents with foreign account balances exceeding €1,000,000 may have additional monthly reporting obligations.

APPENDIX FOR GERMANY

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

NOTIFICATIONS

Exchange Control Notification.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  No report is required for payments less than €12,500.  In case of payments in connection with securities (including proceeds realized upon the sale of Shares), the report must be made by the 5th day of the month following the month in which the payment was received.  Effective from September 2013, the report must be filed electronically.  The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.  The Holder is responsible for satisfying the reporting obligation.

APPENDIX FOR HONG KONG

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Sale of Shares.  In the event the Stock Option vests and is exercised within six months of the Date of Grant, the Holder agrees that he or she will not offer to the public, or otherwise dispose of, the Shares acquired prior to the six-month anniversary of the Date of Grant.  Any Shares acquired under the Plan are accepted as a personal investment.

NOTIFICATIONS

Securities Warning:  The contents of this document have not been reviewed by any regulatory authority in Hong Kong.  The Holder is advised to exercise caution in relation to the offer.  If the Holder is in any doubt about any of the meaning or intent of anything contained in the Award Terms, the Plan or any other incidental communication materials distributed in connection with the Stock Option, the Holder is advised to obtain independent professional advice.  The Stock Option and any Shares issued pursuant to the Stock Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company Group.  The Award Terms, including this Appendix, the Plan, the Grant Notice and other incidental communication materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) any related documentation are intended only for the personal use of the Holder and may not be distributed to any other person.

APPENDIX FOR IRELAND

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Nature of Grant.  This provision supplements the “Nature of Grant” Section of the Appendix:

In accepting the grant of the Stock Option, the Holder acknowledges that he or she understands and agrees that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

NOTIFICATIONS

Director Notification Requirements.  If the Holder is a director, shadow director or secretary of an Irish Subsidiary and the Holder’s aggregate shareholding interest equals or exceeds 1% of the voting rights of the Company, the Holder must notify the Irish Subsidiary in writing within a certain time period of (i) receiving or disposing of an interest in the Company (e.g., Stock Options, Shares), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director or secretary if such an interest exists at the time.  This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director or secretary, as the case may be).  The Holder may contact Stock Plan Administration to obtain a sample form that can be used to satisfy this notification requirement.

APPENDIX FOR ITALY

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Cashless Exercise Restriction.  Notwithstanding any provision of the Award Terms to the contrary, due to regulatory requirements in Italy, the Holder will be required to pay the Exercise Price by a full cashless method of exercise, whereby upon exercise of the Stock Option, the Holder immediately sells all of the Shares being purchased upon such exercise through a brokerage firm acceptable to the Company and the proceeds of such sale, less an amount in cash equal to the Exercise Price for the Shares being so purchased, any Withholding Taxes and any brokers’ fees or commissions, are remitted to the Holder.  The Company reserves the right to provide the Holder with additional methods of exercise depending on local developments.

Plan Document Acknowledgment.  In accepting the grant of the Stock Option, the Holder acknowledges that he or she has received a copy of the Plan and the Award Terms (including this Appendix) and has reviewed the Plan and the Award Terms (including this Appendix) in their entirety and fully understand and accept all provisions of the Plan and the Award Terms (including this Appendix).

The Holder further acknowledges that he or she has read and specifically and expressly approves the following sections of the Award Terms: Section 4 regarding “Termination of Employment;” Section 5 regarding “Tax Withholding;” Section 18 regarding the “Governing Law and Venue;” the “Nature of Grant” Section of the Appendix; the “Data Privacy Information and Consent for Holders in the European Union/European Economic Area” Section of the Appendix; and the “Language” Section of the Appendix.

NOTIFICATIONS

Foreign Asset/Account Reporting Notification.  The Holder is required to report investments held abroad or foreign financial assets (e.g., cash, Shares and Stock Options) that may generate income taxable in Italy on an annual tax return (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value.  The same reporting duties apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, Shares, Stock Options), are beneficial owners of the investment pursuant to Italian money laundering provisions.  The Holder should consult his or her personal tax advisor for details regarding this requirement.

Foreign Financial Assets Tax Notification.  The fair market value of any Common Shares held outside of Italy is subject to an annual foreign assets tax.  The fair market value for this purpose is the value of the Common Shares on the Nasdaq Stock Market, Inc. on December 31 of the year or, for shares disposed of during the course of the year, on the last day the Holder held the Common Shares (in such case, or when the Common Shares are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year).  The Holder should consult with his or her personal tax advisor about the foreign financial assets tax.

APPENDIX FOR JAPAN

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

NOTIFICATIONS

Exchange Control Notification.  If the Holder is a Japanese resident and acquires Shares valued at more than ¥100,000,000 in a single transaction, the Holder must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of such Shares.

In addition, if the Holder is a Japanese resident and pays more than ¥30,000,000 in a single transaction for the purchase of Shares upon the exercise of the Stock Option, the Holder must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made.  The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

A Payment Report is required independently from a Securities Acquisition Report.  Therefore, if the total amount that the Holder pays upon a one-time transaction for exercising the Stock Option and purchasing Shares exceeds ¥100,000,000, then the Holder must file both a Payment Report and a Securities Acquisition Report.

Foreign Asset/Account Reporting Notification.  The Holder will be required to report details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000.  Such report will be due by March 15th of the following year.  The Holder should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Holder and whether the Holder will be required to report details of any outstanding Stock Options or Shares held by the Holder in the report.

APPENDIX FOR KOREA

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

NOTIFICATIONS

Exchange Control Notification.  If the Holder remits funds out of Korea to pay the Exercise Price, the remittance of funds must be confirmed by a foreign exchange bank in Korea.  This confirmation is not necessary if the Holder pays the Exercise Price through an arrangement with a broker approved by the Company whereby payment of the Exercise Price is accomplished with the proceeds of the sale of Shares, because in this case there is no remittance of funds out of Korea.

Foreign Asset/Account Reporting Notification.  Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency).  The Holder should consult with his or her personal tax advisor to determine how to value the Holder’s foreign accounts for purposes of this reporting requirement and whether the Holder is required to file a report with respect to such accounts.

APPENDIX FOR MEXICO

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Acknowledgement of the Award Terms.  By accepting the Stock Option, the Holder acknowledges that he or she has received a copy of the Plan and the Award Terms, including this Appendix, which he or she has reviewed.  The Holder further acknowledges that he or she accepts all the provisions of the Plan and the Award Terms, including this Appendix.  The Holder also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” Section of the Appendix, which clearly provide as follows:

(1)                                 The Holder’s participation in the Plan does not constitute an acquired right;

(2)                                 The Plan and the Holder’s participation in it are offered by the Company on a wholly discretionary basis;

(3)                                 The Holder’s participation in the Plan is voluntary; and

(4)                                 The Company and any entity in the Company Group are not responsible for any decrease in the value of any Shares acquired upon settlement of the Stock Option.

Labor Law Acknowledgement and Policy Statement.  By accepting the Stock Option, the Holder acknowledges that the Company, with registered offices at 3100 Ocean Park Boulevard, Santa Monica, California 90405, U.S.A., is solely responsible for the administration of the Plan.  The Holder further acknowledges that his or her participation in the Plan, the grant of the Stock Option and any acquisition of Shares under the Plan do not constitute an employment relationship between the Holder and the Company because the Holder is participating in the Plan on a wholly commercial basis and his or her sole employer is Actibliz Mexico S. de RL de CV, Tihuatlan 41,602, San Jerónimo Aculco, Federal District, México (“Activision-Mexico”).  Based on the foregoing, the Holder expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Holder and his or her employer, Activision-Mexico, and do not form part of the employment conditions and/or benefits provided by Activision-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Holder’s employment.

The Holder further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Holder’s participation in the Plan at any time, without any liability to the Holder.

Finally, the Holder hereby declares that he or she does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its Subsidiaries, affiliates, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.

SPANISH TRANSLATION

Reconicimiento de los terminos del otorgamiento de acciones. Al aceptar las Opciones Acciones, el Tenedor reconoce que ha recibido una copia del Plan y de los Términos del Otorgamiento de acciones, incluyendo este anexo, los cuales ha revisado. El Tenedor también reconoce que acepta los términos del Plan y del Otorgamiento de Acciones, incluyendo este anexo. Así mismo el Tenedor reconoce que ha leído y expresamente aprueba los términos y condiciones establecidas en la cláusula 1 de los Términos Generales para Tenedores fuera de los Estados Unidos, las cuales claramente establecen lo siguiente:

(1) La participación del Tenedor en el Plan no constituye un derecho adquirido

(2) El plan y la participación del Tenedor en dicho Plan son ofrecidos por la Empresa en forma totalmente discrecional.

(3) La participación del Tenedor en el Plan es voluntaria; y

(4) La Empresa y cualquier empresa del Grupo de Empresas no son responsables por la reducción en el valor de las acciones comunes que sean adquiridas en virtud de las Opciones Accionarias.

Política de Ley Laboral y Reconocimiento. Al aceptar las Opciones Accionarias, el Tenedor expresamente reconoce que la Empresa, con domicilio ubicado en 310 Ocean Park Boulevard, Santa Mónica, California, 90405 U.S.A., es el único responsable para la administración de Plan y que su participación en los Plan y adquisición de acciones no constituye una relación de trabajo entre la Empresa y el Tenedor, toda vez que su participación en el Plan es totalmente en base a una relación comercial entre mi único patrón Actibliz Mexico S. de RL de CV, Tihuatlan 41,602, San Jerónimo Aculco, Federal District, México (“Activision Mexico”)  Derivado de lo anterior, el Tenedor expresamente reconoce que el Plan y beneficios que pudieran derivar de su participación en el Plan no establecen derechos entre mi único patrón Activision Mexico y el suscrito, no forman parte de mis condiciones y/o prestaciones de trabajo otorgadas por Ativision Mexico y cualquier modificación del Plan o su terminación no constituye un cambio o detrimento en los términos y condiciones de mi relación de trabajo.

Asimismo, el Tenedor entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Empresa, por lo tanto la Empresa se reserva el derecho absoluto de modificar y/o discontinuar la participación de usted en cualquier momento y sin responsabilidad alguna frente al Tenedor.

Finalmente, en este acto el Tenedor declara que no se reserva acción o derecho alguno para presentar cualquier reclamación en contra de la Empresa por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del Plan y, por lo tanto, usted otorga el más amplio y total finiquito a la Empresa, sus afiliadas, sucursales, oficinas de representación, accionistas, funcionarios, agentes o representantes en relación con cualquier reclamación que pudiera surgir.

APPENDIX FOR THE NETHERLANDS

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Nature of Grant.  This provision supplements the “Nature of Grant” Section of the Appendix:

In accepting the grant of the Stock Option, the Holder acknowledges that the Stock Option granted under the Plan is intended as an incentive for the Holder to remain employed with the Employer and is not intended as remuneration for labor performed.

APPENDIX FOR NORWAY

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

There are no country-specific provisions.

APPENDIX FOR POLAND

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

NOTIFICATIONS

Exchange Control Notification.  Polish residents holding foreign securities (including Shares acquired under the Plan) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds PLN 7,000,000.  If required, the reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.  In addition, if the Holder transfers funds into Poland in excess of a certain threshold (currently €15,000, unless the transfer of funds is considered to be connected with the business activity of an entrepreneur, in which case a lower threshold may apply) in connection with the sale of Shares under the Plan, the funds must be transferred via a bank account held at a bank in Poland.  The Holder is required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred.

APPENDIX FOR ROMANIA

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

NOTIFICATIONS

Exchange Control Notification.  If the Holder deposits the proceeds from the sale of Shares issued to him or her at exercise of the Stock Option or any cash dividends or dividend equivalent payments in a bank account in Romania, the Holder may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds.

The Holder should consult his or her personal advisor to determine whether the Holder will be required to submit such documentation to the Romanian bank.

APPENDIX FOR SINGAPORE

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

NOTIFICATIONS

Securities Law Notification.  The grant of the Stock Option is being made pursuant to the “Qualifying Person exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (the “SFA”).  The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.  The Holder should note that the Stock Option is subject to section 257 of the SFA and the Holder should not make (i) any subsequent sale of Shares in Singapore or (ii) any offer of such subsequent sale of Shares subject to the Stock Option in Singapore, unless such sale or offer in is made (a) after six months of the Date of Grant, or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Requirements.  If the Holder is a chief executive officer, director of a Singapore Subsidiary of the Company, the Holder must notify the Singapore Subsidiary in writing within two business days of: (i) receiving or disposing of an interest (e.g., Stock Options, Shares) in the Company (ii) any change in a previously disclosed interest (e.g., exercise of Stock Options, Shares, etc.) or (iii) becoming a director if such an interest exists at the time.  This notification requirement also applies to an associate director and to a shadow director (i.e., an individual who is not on the board of directors but who has sufficient control so that the board of directors acts in accordance with the “directions and instructions” of the individual) of a Singapore Subsidiary or affiliate of the Company.  The Holder may contact Stock Plan Administration to obtain a sample form that can be used to satisfy this notification requirement.

APPENDIX FOR SPAIN

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Nature of Grant. This provision supplements the “Nature of Grant” Section of the Appendix:

In accepting the Stock Option, the Holder consents to participate in the Plan and acknowledges having received and read a copy of the Plan.

The Holder understands that the Company has unilaterally, gratuitously and discretionally decided to grant an Option under the Plan to individuals who may be employees of the Company or any other entity in the Company Group throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any other entity in the Company Group.  Consequently, the Holder understands that the Stock Option is granted on the assumption and condition that such Option and any Shares acquired upon exercise of the Stock Option shall not become a part of any employment contract (either with the Company or any other entity in the Company Group) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, the Holder understands that the Stock Option would not granted but for the assumptions and conditions referred to above; thus, the Holder acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of the Stock Option shall be null and void.

Further, the vesting of the Stock Options is expressly conditioned on the Holder’s active employment, such that if the Holder’s employment or service terminates for any reason whatsoever, the Stock Options cease vesting immediately effective on the date of termination of employment.  This will be the case, for example, even if the Holder (1) is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) terminates service due to a change of work location, duties or any other employment or contractual condition; (4) terminates service due to the Company’s or any entity in the Company Group’s unilateral breach of contract; or (5) is terminated from employment for any other reason whatsoever.  Consequently, upon the Holder’s termination of employment for any of the above reasons, the Holder may automatically lose any rights to Stock Options that were unvested on the date of termination.

NOTIFICATIONS

Exchange Control Notification.  The acquisition, ownership and sale of Shares under the Plan must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness.  Generally, the declaration must be made each January for Shares owned as of December 31st of the prior year, by means of a D-6 form; however, if the value of the Shares acquired or sold exceeds €1,502,530 (or if the Holder holds 10% or more of the share capital of the Company or such other amount that would entitle the Holder to join the Company’s board of directors), the declaration must be filed also within one month of the acquisition or sale, as applicable.

The Holder is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), and foreign instruments (including any Shares acquired under the Plan) and any transactions with non-Spanish residents (including any payments of Shares made to the Holder by the Company) depending on the amount of the transactions during the relevant year or the balances in such accounts as of December 31 of the relevant year.  Generally, the report is required on an annual basis (by January 20 of each year).  The Holder should consult with his or her personal advisor to ensure that the Holder are properly complying with his or her reporting obligations.

Foreign Asset/Account Reporting Notification.  If the Holder holds rights or assets (e.g., Shares or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, the Holder is required to report certain information regarding such rights and assets on tax form 720.  After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000.  If reporting is required, the reporting must be completed by the following March 31.  The Holder should consult his or her personal tax advisor for details regarding this requirement.

Securities Law Notification.  The Stock Options described in this document do not qualify as securities under Spanish regulations.  No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory.  The Plan, the Award Terms (including this Appendix), and any other documents evidencing the award of Stock Options have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and none of those documents constitutes a public offering prospectus.

APPENDIX FOR SWEDEN

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

There are no country-specific provisions.

APPENDIX FOR SWITZERLAND

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

NOTIFICATIONS

Securities Law Notification.  The offer of participation in the Plan is not intended to be publicly offered in or from Switzerland.  Because the offer of participation in the Plan is considered a private offering, it is not subject to registration in Switzerland.  Neither this document nor any other materials relating to the Stock Option constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Stock Option may be publicly distributed nor otherwise made publicly available in Switzerland.  Neither this document nor any other offering or marketing material relating to the Stock Option has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

APPENDIX FOR TAIWAN

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Data Privacy Acknowledgement.  The Holder hereby acknowledges that he or she has read and understands the terms regarding collection, processing and transfer of Data contained in the Data Privacy Information and Consent for Holders outside the European Union/European Economic Area Section of the Appendix and, by participating in the Plan, the Holder agrees to such terms.  In this regard, upon request of the Company or the Employer, the Holder agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Holder’s country, either now or in the future.  The Holder understands that he or she will not be able to participate in the Plan if he or she fails to execute any such consent or agreement.

NOTIFICATIONS

Securities Law Notification.  The offer of participation in the Plan is available only for employees of the Company Group.  The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Notification.  The Holder may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of any dividends paid on such Shares) into and out of Taiwan up to US$5,000,000 per year.  If the transaction amount is TWD$500,000 or more in a single transaction, the Holder must submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the bank involved in the transaction.  The Holder should consult his or her personal advisor to ensure compliance with any applicable exchange control laws in Taiwan.

APPENDIX FOR THE UNITED KINGDOM

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

TERMS AND CONDITIONS

Tax Withholding and Payment.  This section supplements Section 5 of the Award Terms:

Without limitation to Section 5 of the Award Terms, the Holder agrees that the Holder is liable for all Withholding Taxes and hereby covenants to pay all such Withholding Taxes, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority).  The Holder also agrees to indemnify, and keep indemnified, the Company and the Employer against any Withholding Taxes that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Holder’s behalf.

APPENDIX FOR THE UNITED STATES OF AMERICA

ADDITIONAL TERMS AND CONDITIONS OF THE

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

1.                                      Definitions.

(a)                                 For U.S. Holders only, the following terms shall have the meanings set forth below:

“Employment Violation” means any material breach by the Holder of his or her employment agreement with any entity in the Company Group for so long as the terms of such employment agreement shall apply to the Holder (with any breach of the post-termination obligations contained therein deemed to be material for purposes of this definition).

“Look-back Period” means, with respect to any Employment Violation by the Holder, the period beginning on the date which is 12 months prior to the date of such Employment Violation by the Holder and ending on the date of computation of the Recapture Amount with respect to such Employment Violation.

“Recapture Amount” means, with respect to any Employment Violation by the Holder, the gross gain realized or unrealized by the Holder upon all exercises of the Stock Option during the Look-back Period with respect to such Employment Violation, which gain shall be calculated as the sum of:

(i)                                     if the Holder has exercised any portion of the Stock Option during such Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to (A) the sum of the sales price for all such Shares sold minus (B) the aggregate Exercise Price for such Shares; plus

(ii)                                  if the Holder has exercised any portion of the Stock Option during such Look-back Period and not sold all of the Shares acquired on exercise thereafter, an amount equal to the product of (A) the greatest of the following, minus the Exercise Price: (1) the Market Value per Share of Common Shares on the date of exercise, (2) the arithmetic average of the per share closing sales prices of Common Shares as reported on Nasdaq for the 30 trading day period ending on the trading day immediately preceding the date of the Company’s written notice of its exercise of its rights under Section 3 hereof, or (3) the arithmetic average of the per share closing sales prices of Common Shares as reported on Nasdaq for the 30 trading day period ending on the trading day immediately preceding the date of computation times (B) the number of Shares as to which the Stock Option was exercised and which were not sold.

2.                                      Conflict with Employment Agreement or Plan.  In the event of any conflict between the terms of any employment agreement, service contract or offer letter between the Holder and any entity in the Company Group in effect at the time and the terms of the Grant

Notice or these Award Terms, the terms of the Grant Notice or these Award Terms, as the case may be, shall control.  In the event of any conflict between the terms of any employment agreement, service contract or offer letter between the Holder and any entity in the Company Group in effect at the time and the terms of the Plan, the terms of the Plan shall control.

3.                                      Employment Violation.  The terms of this Section 3 shall apply to the Stock Option if the Holder is or becomes subject to an employment agreement with any entity in the Company Group.  In the event of an Employment Violation, the Company shall have the right to require (a) the termination and cancellation of the Stock Option, whether vested or unvested, and (b) payment by the Holder to the Company of the Recapture Amount with respect to such Employment Violation; provided, however, that, in lieu of payment by the Holder to the Company of the Recapture Amount, the Holder, in his or her discretion, may tender to the Company the Shares acquired upon exercise of the Stock Option during the Look-back Period with respect to such Employment Violation (without any consideration from the Company in exchange therefor).  Any such termination of the Stock Option and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with such Employment Violation, including, without limitation, the right to terminate the Holder’s employment if not already terminated and to seek injunctive relief and additional monetary damages.

C-2